Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007 combine (i) the historical consolidated statements of operations of Sirius XM Radio Inc. and its subsidiaries (“Sirius”) and XM Satellite Radio Holdings Inc. (“XM Holdings”, and its subsidiaries together with XM Holdings, “XM”), giving effect to the merger of XM Holdings and Vernon Merger Corporation (the “Merger”), pursuant to which XM Holdings became a wholly-owned subsidiary of Sirius, as well as the refinancing of a substantial portion of XM’s existing indebtedness and raising of certain additional liquidity, which we refer to as the “Refinancing Transactions”, as if they had been consummated on January 1, 2007. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial information and accompanying notes of Sirius and XM, which have been incorporated by reference into this document. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the operating results that would have occurred if the Merger had been completed on the date indicated.

The unaudited pro forma condensed combined statements of operations were prepared using the purchase method of accounting with Sirius treated as the acquiring entity. Accordingly, we have adjusted the historical consolidated statements of operations to give effect to pro forma events that are (i) directly attributable to the Merger and Refinancing Transactions, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. Intercompany transactions are not significant and as such have not been eliminated.

In addition to adjustments to reflect preliminary valuations of assets and liabilities at fair value at the time of the Merger pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, these pro forma results reflect the impact of the following Refinancing Transactions:

•	the repurchase of the $594.7 million aggregate principal amount of 9.75% Senior Notes due 2014 (the “9.75% Notes”) of XM Satellite Radio Inc. (“XM Inc.”) for cash,

•	the repurchase of $200 million aggregate principal amount of Senior Floating Rate Notes due 2013 (the “Senior Floating Rate Notes”) of XM Inc. for cash,

•

amendment of the indenture for XM Holdings’ 1.75% Convertible Senior Notes due 2009 (the “1.75% Notes”) to increase the interest rate to 10% per annum in return for the noteholders agreeing not to assert any claim that the Merger constitutes a Fundamental Change under the existing indenture,

•	issuance by XM Inc. of $550 million aggregate principal amount of 7% Exchangeable Senior Subordinated Notes due 2014 (the “New Exchangeable Notes”),

•

issuance by XM Inc. of $778.5 million aggregate principal amount of 13% Senior Notes due 2014 (the “13% Senior Notes”), the debt balance of which is reflected herein net of original issue discount of approximately $78.4 million, and

•	payment of $309.4 million for XM’s transponder repurchase obligation, for both debt and equity holders of a consolidated variable interest entity.

The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

SIRIUS XM RADIO INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statements of Operations

(in thousands except per share amounts)

	For the Nine Months Ended September 30, 2008 (except as otherwise noted)
	Sirius	XM (For the period ended January 1, 2008 through July 31, 2008)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Subscriber revenue, including effects of rebates	$978,516	$652,995	$11,855	(a)	$1,621,524
			(21,842	)(b)
Activation revenue	—	11,855	(11,855	)(a)	—
Advertising revenue, net of agency fees	31,413	22,743	—		54,156
Equipment revenue	25,290	13,397	—		38,687
Other revenue	6,590	30,204	(4,179	)(b)	32,615

Total revenue	1,041,809	731,194	(26,021)		1,746,982
Operating expenses (excludes depreciation and amortization shown separately below) (1):
Cost of services:
Satellite and transmission	34,800	31,163	15,403	(c)	81,827
			461	(k)
Programming and content	222,975	117,156	(42,815	)(d)	298,147
			831	(k)
Revenue share and royalties	177,635	166,606	(56,383	)(d)	287,858
Customer service and billing	97,218	82,947	314	(k)	180,479
Cost of equipment	28,007	20,013	—		48,020
Ad sales	—	11,101	(11,101	)(e)	—
Broadcast	—	15,403	(15,403	)(c)	—
Operations	—	25,331	(25,331	)(f)	—
Sales and marketing	151,237	73,396	52,658	(e)	271,145
			(7,329	)(d)
			1,183	(k)
Subscriber acquisition costs	257,832	174,083	(45,176	)(d)	386,739
Retention and support	—	26,382	(26,382	)(e)	—
Amortization of GM Liability	—	15,175	(15,175	)(e)	—
General and administrative	148,555	91,113	25,331	(f)	267,215
			2,216	(k)
Engineering, design and development	28,091	23,045	785	(k)	51,921
Impairment of Goodwill	4,750,859	—	—		4,750,859
Depreciation and amortization	120,793	88,749	5,636	(g)	244,730
			29,552	(h)
Restructuring and related costs	7,457	—	—		7,457

Total operating expenses	6,025,459	961,663	(110,725)		6,876,397

Loss from operations	(4,983,650)	(230,469)	84,704		(5,129,415)
Other income (expense):
Interest and investment income	9,167	3,013	—		12,180
Interest expense, net of amounts capitalized	(83,636)	(73,937)	(42,155	)(i)	(199,728)
Loss from impairment of investments	—	(2,625)	—		(2,625)
Equity in net loss of equity method investment	(3,089)	(10,385)	—		(13,474)
Other (expense) income	(3,935)	(6,543)	—		(10,478)

Total other expense	(81,493)	(90,477)	(42,155)		(214,125)

Loss before income taxes	(5,065,143)	(320,946)	42,549		(5,343,540)
Income tax expense	(2,301)	(1,512)	—		(3,813)

Net loss	$(5,067,444)	$(322,458)	$42,549		$(5,347,353)

Net loss per common share (basic and diluted)	$(2.76)	$(1.02)			$(1.73)
Weighted average common shares outstanding (basic and diluted)	1,836,834	314,915			3,089,148

SIRIUS XM RADIO INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statements of Operations—(Continued)

(in thousands except per share amounts)

	For the Nine Months Ended September 30, 2008 (except as otherwise noted)
	Sirius	XM (For the period ended January 1, 2008 through July 31, 2008)	Pro Forma Adjustments		Pro Forma Combined

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$2,887	$1,225	$1,520	(j)	$6,093
			461	(k)
Programming and content	7,477	4,949	831	(k)	13,257
Customer service and billing	1,137	1,869	314	(k)	3,320
Ad sales	—	1,171	(1,171	)(j)	—
Broadcast	—	1,520	(1,520	)(j)	—
Operations	—	946	(946	)(j)	—
Sales and marketing	11,376	—	7,047	(j)	19,606
			1,183	(k)
Subscriber acquisition costs	14	—			14
Retention and support	—	5,876	(5,876	)(j)	—
General and administrative	36,359	12,254	946	(j)	51,775
			2,216	(k)
Engineering, design and development	4,167	4,675	785	(k)	9,627

Total stock-based compensation	$63,417	$34,485	$5,790		$103,692

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

SIRIUS XM RADIO INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statements of Operations

(in thousands except per share amounts)

	For the Twelve Months Ended December 31, 2007
	Sirius	XM	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Subscriber revenue, including effects of rebates	$854,933	$1,005,479	$19,354	(a)	$1,806,250
			(73,516	)(b)
Activation revenue	—	19,354	(19,354	)(a)	—
Advertising revenue, net of agency fees	34,192	39,148	—		73,340
Equipment revenue	29,281	28,333	—		57,614
Other revenue	3,660	44,228	(7,164	)(b)	40,724

Total revenue	922,066	1,136,542	(80,680)		1,977,928
Operating expenses (excludes depreciation and amortization shown separately below) (1):
Cost of services:
Satellite and transmission	27,907	54,434	26,602	(c)	109,521
			578	(k)
Programming and content	236,059	183,900	(77,050	)(d)	343,928
			1,019	(k)
Revenue share and royalties	146,715	256,344	(80,506	)(d)	322,553
Customer service and billing	93,817	126,776	286	(k)	220,879
Cost of equipment	45,458	62,003	—		107,461
Ad sales	—	20,592	(20,592	)(e)	—
Broadcast	—	26,602	(26,602	)(c)	—
Operations	—	38,465	(38,465	)(f)	—
Sales and marketing	173,572	178,743	91,187	(e)	433,951
			(12,366	)(d)
			2,815	(k)
Subscriber acquisition costs	407,642	259,143	(68,929	)(d)	598,911
			1,055	(k)
Retention and support	—	44,580	(44,580	)(e)	—
Amortization of GM Liability	—	26,015	(26,015	)(e)	—
General and administrative	155,863	150,109	38,465	(f)	347,694
			3,257	(k)
Engineering, design and development	41,343	33,077	913	(k)	75,333
Depreciation and amortization	106,780	187,196	37,115	(g)	384,023
			52,932	(h)

Total operating expenses	1,435,156	1,647,979	(138,881)		2,944,254

Loss from operations	(513,090)	(511,437)	58,201		(966,326)
Other income (expense):
Interest and investment income	20,570	14,084	—		34,654
Interest expense, net of amounts capitalized	(70,328)	(116,605)	(56,601	)(i)	(243,534)
Loss from redemption of debt	—	(3,693)	—		(3,693)
Loss from impairment of investments	—	(39,665)	—		(39,665)
Equity in net loss of equity method investment	—	(16,491)	—		(16,491)
Other (expense) income	31	(9,513)	—		(9,482)

Total other expense	(49,727)	(171,883)	(56,601)		(278,211)

Loss before income taxes	(562,817)	(683,320)	1,600		(1,244,537)
Income tax expense	(2,435)	939	—		(1,496)

Net loss	$(565,252)	$(682,381)	$1,600		$(1,246,033)

Net loss per common share (basic and diluted)	$(0.39)	$(2.22)			$(0.43)
Weighted average common shares outstanding (basic and diluted)	1,462,967	306,700			2,873,787

SIRIUS XM RADIO INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statements of Operations—(Continued)

(in thousands except per share amounts)

	For the Twelve Months Ended December 31, 2007
	Sirius	XM	Pro Forma Adjustments		Pro Forma Combined

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$2,198	$2,308	$2,716	(j)	$7,800
			578	(k)
Programming and content	9,643	8,855	1,019	(k)	19,517
Customer service and billing	708	2,483	286	(k)	3,477
Ad sales	—	1,910	(1,910	)(j)	—
Broadcast	—	2,716	(2,716	)(j)	—
Operations	—	1,600	(1,600	)(j)	—
Sales and marketing	15,607	12,833	11,619	(j)	42,874
			2,815	(k)
Subscriber acquisition costs	2,843	9,167	1,055	(k)	13,065
Retention and support	—	9,709	(9,709	)(j)	—
General and administrative	44,317	26,689	1,600	(j)	75,863
			3,257	(k)
Engineering, design and development	3,584	7,929	913	(k)	12,426

Total stock-based compensation	$78,900	$86,199	$9,923		$175,022

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(Dollar amounts in thousands, unless otherwise stated)

Note 1. Basis of Presentation

On July 28, 2008, Vernon Merger Corporation, a wholly owned subsidiary of Sirius, merged with and into XM Holdings. As a result, XM Holdings became our wholly-owned subsidiary. The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2007, entered into by Sirius, XM Holdings and Vernon Merger Corporation.

The actual results of operations for XM have been included in our actual consolidated results of operations for the period August 1, 2008 through September 30, 2008. Although the effective date of the Merger was July 28, 2008, due to the immateriality of the actual results of operations for the period July 28, 2008 through July 31, 2008, we have accounted for the Merger as if it had occurred on July 31, 2008, with the actual results of XM included as of July 31, 2008.

The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007 present the pro forma consolidated statements of operations of the combined company based upon the historical financial statements of Sirius and XM, after giving effect to the Merger and Refinancing Transactions, and are intended to reflect the impact of the Merger on us.

The accompanying unaudited pro forma condensed combined statements of operations are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of our and XM’s operations.

The unaudited pro forma condensed combined statements of operations reflect the Merger and the Refinancing Transactions as if they were completed on January 1, 2007 and include pro forma adjustments based upon preliminary valuations.

The Merger has been accounted for under the purchase method of accounting pursuant to the provisions of SFAS No. 141, Business Combinations. The application of purchase accounting under SFAS No. 141 resulted in the transaction being valued at $5,836,363, based upon the average closing price of $3.79 of our common stock on The NASDAQ Global Select Market for the two days prior to, including, and two days subsequent to the public announcement of the Merger on February 19, 2007.

On that basis, the table below shows the value of the consideration paid in connection with the Merger:

Total
Fair value of common stock issued to XM Holdings stockholders	$5,460,853
Fair value of preferred stock issued to XM Holdings stockholders	47,095
Fair value of converted stock options	94,616
Fair value of restricted stock issued to XM Holdings restricted stockholders	66,628
Fair value of converted warrants	115,784
Acquisition costs	51,387

Total	$5,836,363

SFAS No. 141 requires that the total purchase price be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with any excess recorded as goodwill. We have preliminarily allocated the purchase price based on current estimates of the fair values of assets acquired and liabilities assumed in connection with the Merger.

The table below summarizes the preliminary estimates of fair value of the XM assets acquired, liabilities assumed and related deferred income taxes as of the acquisition date. These preliminary estimates will be revised in future periods and the revisions may materially affect the presentation of our consolidated financial results. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill. You should not place undue reliance on the preliminary analysis of XM’s tangible and intangible assets and liabilities set forth below.

Estimated July 31, 2008
(unaudited)
Acquired assets:
Current assets	$1,078,148
Property and equipment	905,319
Non-amortizable intangible assets	2,250,000
Amortizable intangible assets	453,444
Goodwill	6,626,504
Other assets	329,948

Total assets	$11,643,363

Assumed liabilities:
Current liabilities	776,448
Total debt	2,576,512
Deferred income taxes	849,148
Other non-current liabilities and deferred credit on executory contracts	1,604,892

Total liabilities	$5,807,000

Total consideration	$5,836,363

In connection with the Merger, we recorded a preliminary estimate of goodwill in the amount of $6,626,504. The price of Sirius common stock declined significantly from February 19, 2007, the measurement date for valuation of the Merger, indicating a potential impairment. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, our impairment analysis indicated that the carrying value of goodwill exceeded the implied fair value of goodwill, resulting in an impairment charge of $4,750,859. To the extent there are significant changes in the recorded amount of goodwill as a result of the final allocations of fair value to the acquired assets and assumed liabilities, there may be significant adjustments to this estimate of impairment loss. Additionally, a continued decline in our stock price may result in further goodwill impairment.

In connection with the Merger, $2,250,000 of the purchase price was allocated to certain indefinite lived intangible assets of XM, including $2,000,000 associated with XM’s FCC license and $250,000 associated with trade names.

In connection with the Merger, $378,444 of the purchase price was allocated to certain intangible assets of XM which are subject to amortization on a straight line basis. Acquired definite lived intangible assets include $360,000 associated with subscriber relationships (9-year useful life), $16,444 associated with proprietary software (6-year weighted average useful life), and $2,000 associated with developed technology (10-year useful life).

Note 2. Pro Forma Adjustments

a. Reclassify XM’s activation revenue to subscriber revenue to conform to our presentation.

b. Adjustment to subscriber revenue due to the adjustment of deferred subscription revenue and deferred activation revenue to preliminary fair value.

c. Reclassify XM’s broadcast expense to satellite and transmission to conform to our presentation.

d. Adjustment to programming and content expense, revenue share and royalties expense, sales and marketing, and subscriber acquisition costs due to the adjustment of executory contracts to preliminary fair value.

e. Reclassify (i) ad sales expense, (ii) retention and support and (iii) amortization of GM liability to sales and marketing to conform to our presentation.

f. Reclassify XM’s operation expense, which includes facilities and information technology expense, to general and administrative expenses to conform to our presentation.

g. Adjustment to depreciation and amortization due to the adjustment of tangible assets to preliminary fair value.

h. Adjustment to reflect the additional amortization expense due to the adjustment of certain XM’s intangible assets to preliminary fair value. Pro Forma amortization expense was recorded utilizing the straight-line method of amortization for the following intangible assets:

	Preliminary Fair Value at Acquisition	Estimated Useful Lives (Years)	Pro Forma Amortization Expense for the Seven Months Ended July 31, 2008	Pro Forma Amortization Expense for the Year Ended December 31, 2007
Developed Technology	$2,000	10	$117	$200
Subscriber Relationships	360,000	9	23,333	40,000
Proprietary Software	16,444	Various	376	2,916
Licensing Agreements	75,000	Various	5,726	9,816

Pro Forma Amortization Expense			$29,552	$52,932

i. Reflects the impact of the Refinancing Transactions and adjustment to interest expense due to the adjustment of debt to preliminary fair value as if they had occurred on January 1, 2007. Further, it is assumed that XM did not extinguish any debt during the pro forma periods presented with the exception of the Refinancing Transactions. The following table details the impact to XM’s interest expense related to these transactions:

	Actual Interest Expense		Pro forma Interest Expense
	Year Ended December 31, 2007	Seven Months Ended July 31, 2008	Year Ended December 31, 2007	Seven Months Ended July 31, 2008
Senior Secured Term Loan due 2009	$—	$525	$—	$525
9.75% Senior Notes due 2014	58,500	34,123	513	299
Senior floating rate notes due 2013	19,717	8,976	—	—
Sale Lease Back Obligation	20,293	13,530	—	—
10% Convertible Senior Notes due 2009	7,000	6,833	40,000	23,333
Add (Less): discount (premium)	—	—	17,639	10,669
10% Senior Secured Discount Convertible Notes due 2009	3,835	1,940	3,325	1,940
Add (Less): discount (premium)	1,857	1,103	(46,120)	(15,136)
Senior Secured Revolving Credit Facility	—	4,509	—	4,509
7% Exchangeable Senior Subordinated
Notes due 2014	—	—	38,496	22,456
13% Senior Notes due 2014	—	—	101,205	59,036
Add (Less): discount (premium)	—	—	12,495	7,391
Capital Leases	2,754	1,573	2,754	1,573
Mortgages	621	—	621	—
Related Party Obligations	2,987	1,742	2,987	1,742
Other Obligations	1,421	1,736	1,421	1,736
Amortization of Deferred Financing Fees	4,497	4,179	4,747	2,851
Less capitalized interest	(6,877)	(6,832)	(6,877)	(6,832)

Total Interest Expense	$116,605	$73,937	$173,206	$116,092

j. Reclassify XM’s share-based payment expenses to conform to our presentation. The following table details the impact of these reclassifications:

	Pro Forma Amortization Expense for the Seven Months Ended July 31, 2008	Pro Forma Amortization Expense for the Year Ended December 31, 2007
Satellite and transmission	$1,520	$2,716
Programming and content	—	—
Customer service and billing	—	—
Ad sales	(1,171)	(1,910)
Broadcast	(1,520)	(2,716)
Operations	(946)	(1,600)
Sales and marketing	7,047	11,619
Subscriber acquisition costs	—	—
Retention and support	(5,876)	(9,709)
General and administrative	946	1,600
Engineering, design and development	—	—

Total	$—	$—

k. Adjustment of reported amounts due to the adjustment of XM’s employees’ stock options, warrants and restricted stock to fair value at the time of the Merger.